        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER MUNICIPAL INCOME OPPORTUNITIES TRUST III
        10f-3 transactions for the period April 1, 2000- September 30, 2000

S
                                                                     TOTAL
                                                                     ISSUED/
                          DATE       PRICE   AMOUNT         % of     PRINCIPAL       PURCHASED
SECURITY                  PURCHASED  SHARE   PURCHASED      Assets   AMOUNT          BY FUND   BROKER(S)

Dallas/Fort Worth International Airport Facility Improvement Corporation, American Airlines, Series 2000B
                         08/03/00    $100.00 $1,000,000     1.09%   $404,715,000.00  0.25%     M.R. Beal & Company





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